UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2017

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

As previously reported on the Form 8-K filed on January 31, 2017, Staffing 360 Solutions, Inc. (the “Company”) entered into a financing transaction (the “Financing”) on January 25, 2017, pursuant to a Note and Warrant Purchase Agreement (the “Purchase Agreement”) by and between the Company, Jackson Investment Group LLC (the “Purchaser”) and various subsidiaries of the Company. On January 26, 2017 (the “Closing Date”), pursuant to the terms of the Purchase Agreement, the Company issued to the Purchaser for an aggregate purchase price of $7,400,000: (i) a 6% Subordinated Secured Note (the “Note”) in the aggregate principal amount of $7,400,000, (ii) one warrant (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and (iii) 1,650,000 shares of Common Stock. In connection with the issuance of the Warrant, the Company and the Purchaser entered into a warrant agreement (the “Warrant Agreement”), which governs the terms of the Warrant. Beginning on the date six months from the Closing Date, the Warrant entitles the Purchaser to purchase 3,150,000 shares of Common Stock, with full details described in the Form 8-K filed on January 31, 2017.

On March 14, 2017, the parties entered into Amendment No. 1 to the Warrant Agreement (the “Amended Warrant Agreement”).  Specifically, the Amended Warrant Agreement includes language to (a) prevent the Purchaser from beneficially owning in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance or (b) controlling in excess of 19.9% of the total voting power of the Company's securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock, unless and until the Company obtains stockholder approval permitting such issuances in accordance with applicable Nasdaq rules (“Stockholder Approval”).

In addition, as part of the Amended Warrant Agreement, the Company agrees to submit a proposal seeking Stockholder Approval at a meeting to be held on or before July 15, 2017, and if unsuccessful at that meeting then upon request of Holder not more often than once every six (6) months.  The Company further agrees in connection with each such meeting to make a recommendation of management to stockholders in favor of approval of the proposal, and to use its customary efforts to solicit proxies from stockholders in favor of the proposal.

A copy of the Amended Warrant Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing descriptions of such document and the transactions contemplated thereby are qualified in their entirety by reference thereto.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended Warrant Agreement, dated March 14, 2017, between the Company and the Purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman